Exhibit 99.1

Gryphon Gold Announces Financial Results for 2nd
Quarter Ended September 30, 2010

November 12, 2010 - Gryphon Gold Corporation (GGN: TSX; GYPH: OTC.BB) (the "Company") reported a net loss of $1,840,604 or $0.021per share from continuing operations and net income of $653,708 or $0.007 per share from discontinued operations compared to a net loss of $1,619,130 or $0.026 per share from continuing operations and net loss of $437,955 or $0.007 per share from discontinued operations in the same period in the prior year.

During the quarter ended September 30, 2010:

  On August 1, 2010, the Company appointed Ms. Lisanna M Lewis as Vice President (formerly Controller) of the Company. Ms. Lewis will continue to serve as Treasurer and Corporate Secretary to the Company.

  The Sage Option Agreement was terminated by both parties on August 16, 2010. For full disclosure on the Option Agreement, please refer to our 10K filed on June 28, 2010.

  On August 11, 2010 the Company extended the option agreement to amend the Borealis Property mining lease until February 22, 2011 for a cash payment of $150,000.

Three months ended September 30, 2010 compared to three months ended September 30, 2009

For the three months ended September 30, 2010, we had a net loss of $812,302 or $0.01 per share from continued operations compared to a net loss of $1,320,285 or $0.02 per share from continuing operations and $341,085 net loss or $0.005 per share from discontinued operations in the same period in the prior year. Exploration expenses during the quarter ended September 30, 2010 were $192,789 or 24% of our total expenses compared to $580,167 or 44% of our total expenses in the same period in the prior year. Most of the exploration costs recognized in the current quarter were for the annual claim maintenance fees and ongoing property lease payments.

Management salaries and consulting fees in the quarter ended September 30, 2010 were $228,203 compared to $153,448 incurred in the quarter ended September 30, 2009. Total non-cash compensation expense due to the recognition of costs related to stock options was $59,170 in the quarter ended September 30, 2010 compared to the prior year’s fiscal second quarter of $22,715. Management salaries and consulting fees during the quarter increased due to the CEO returning to full time, the hiring of a VP of Exploration, and the hiring of a General Manager of Projects. General and administrative costs increased to $208,098 compared to $133,432 the prior year’s quarter as a result of increased investor relations activity. Legal and audit fees for the period were $126,408, an increase from the prior year’s quarter of $120,757. Travel and accommodation costs during the quarter ended September 30, 2010 were $35,755, compared to $23,652 expended on travel in the prior year’s comparable quarter. The increase in travel and entertainment cost is due primarily to travel costs incurred in relation to increased activity in connection with seeking financing.

We held certain securities for trading. During the quarter ended September 30, 2010, we sold all remaining securities and received $42,385 in proceeds and recorded a realized gain of $9,461. This realized gain was partially offset by unrealized losses recorded in prior reporting periods as we reduced the carrying value of the securities to their quoted market value.

Six months ended September 30, 2010 compared to six months ended September 30, 2009

For the six-month period ended September 30, 2010 we incurred a net loss of $1,840,604 or $0.023 per share from continuing operations and a net income of $635,708 or $0.01per share from discontinued operations compared to a net loss of $1,619,130 or $0.03 per share from continuing operations and a net loss of $437,955 or $0.01 per share from discontinued operations incurred during the same period in the prior year.

Exploration expenses during the six-month period ended September 30, 2010 were $578,429 or 31% of our net expenses compared to $855,044 or 53% of net expenses in the same period in the prior year. The decrease is due to very minimal engineering work compared to the prior year. During the six months ended September 30, 2010, approximately 21 holes and 5,580 feet of reverse circulation drilling and 3 holes and 110 feet of metallurgical core drilling was completed on the Borealis Property compared to no drilling done in the prior year’s six months.

Management salaries and consulting fees in the six months ended September 30, 2010 were $542,131 compared to $249,212 for the same period in the prior year. The increase is due to the CEO returning to full time and the addition of two employees and two part time contractors. Total non-cash compensation costs included in the six months ended September 30, 2009 were $99,210 versus $72,079 in the prior year’s comparable period.

Legal and audit fees for the six month period increased to $183,281 from $143,444 incurred in the prior year’s comparable period. Travel and accommodation during the six months ended September 30, 2010 was $69,293 compared to $28,566 reported in prior year six-month period ended September 30, 2009. The increase resulted from increased travel surrounding the Sage Option Agreements well as financing activities. General and administrative expenses were $347,931, versus $188,891 in the prior year’s comparable period. The increase is due to increased investor relations activity, opening of new office in Carson City and increased activity in the field office in Hawthorne, Nevada.

ON BEHALF OF THE BOARD OF DIRECTORS
JOHN KEY, CEO
GRYPHON GOLD CORPORATION

ABOUT GRYPHON GOLD:
Gryphon Gold is a Nevada-focused gold exploration and potentially a production company. Its principal gold resource, the 1.4 million ounce (measured and indicated) and 1.1 million ounce (inferred) Borealis deposits, is located in the Walker Lane gold belt of western Nevada. The Borealis gold system is one of the largest known volcanic-hosted high-sulphidation gold bearing mineralized systems in Nevada.

Cautionary Note to U.S. Investors concerning estimates of Measured, Indicated and Inferred Resources:
This press release and the Pre-Feasibility Study referenced in this press release use the terms "Measured Resources", "Indicated Resources", "Measured & Indicated Resources" and "Inferred Resources." We advise U.S. investors that while these terms are defined in and required by Canadian regulations, these terms are not defined terms under the U.S. Securities and Exchange Commission ("SEC") Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. "Inferred Resources" have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of a feasibility study or pre-feasibility study, except in rare cases. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant "reserves" as in-place tonnage and grade without reference to unit measures. U.S. investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves.

This press release contains "forward-looking statements" and "forward-looking information" within the meaning of Canadian and United States securities laws, which may include, but is not limited to: 1) resource estimates on the Borealis resource, pediment exploration plans and other plans, projections, estimates and expectations; 2) statements regarding the proposed Phase 2 drilling program and the potential to increase Measured and Indicated Resource estimates and contained gold ounces at the Borealis property 2) statements with respect to the expected terms of the option agreement and joint venture agreement. Such forward-looking statements and forward-looking information reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including, the risk that further drilling will not convert Inferred Resources into Measured and Indicted resources or increase contained gold ounces, the risk that further drilling will not be completed as currently anticipated or at all, that financing for the development of the Borealis Project may not be available on terms satisfactory to Gryphon and the risks and uncertainties outlined under the section headings "Forward-Looking Statements" and "Risks Factors" in Gryphon’s annual report on Form 10-K, as filed with the SEC on June 28, 2010, under the section heading "Risk Factors" and in Gryphon’s most recent financial statements, reports and registration statements filed with the SEC (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We do not undertake to update forward-looking statements or forward-looking information, except as may be required by law. Full financial statements and securities filings are available on Gryphon’s website: www.gryphongold.com and www.sec.gov or www.sedar.com.